Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Seguin Natural Hair Products, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 20, 2015, with respect to the financial statements of Seguin Natural Hair Products Inc. in its registration statement on Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

January 13, 2016